77Q1(a)

AMERICAN CENTURY MUTUAL FUNDS, INC.

ARTICLES SUPPLEMENTARY

AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation whose principal
Maryland office is located in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and
Taxation of Maryland that:

FIRST:  The Corporation is registered as an open-end company under the
Investment Company Act of 1940.

SECOND:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of
the Articles of Incorporation of the Corporation, the
Board of Directors of the Corporation has liquidated
all classes of Small Cap Fund and Mid Cap Growth Fund
(the “Liquidation”).

THIRD:  Immediately prior to the Liquidation the
Corporation had the authority to issue
Eleven Billion One Hundred Million (11,100,000,000)
shares of capital stock. Following the Liquidation,
the Corporation has the authority to issue
Eleven Billion One Hundred Million (11,100,000,000)
shares of capital stock.

FOURTH:  The par value of shares of the Corporation’s capital stock before the Liquidation was, and after the Liquidation is,
One Cent ($0.01) per share.

FIFTH:  Immediately prior to the Liquidation, the aggregate
par value of all shares of stock that the Corporation was
authorized to issue was One Hundred Eleven Million Dollars
($111,000,000). After giving effect to the Liquidation,
the aggregate par value of all shares of stock that the
Corporation is authorized to issue is One Hundred Eleven
Million Dollars ($111,000,000).

SIXTH:  Immediately prior to the Liquidation, the eighteen (18)
Series of stock of the Corporation and the number of
shares and aggregate par value of each was as follows:

Series   No. of Shares Aggregate Par Value
Growth Fund  1,310,000,000 $13,100,000
Select Fund  515,000,000 5,150,000
Ultra Fund  3,950,000,000 39,500,000
Vista Fund  1,200,000,000 12,000,000
Heritage Fund  640,000,000 6,400,000
Giftrust Fund  200,000,000 2,000,000
Balanced Fund  265,000,000 2,650,000
New Opportunities Fund 300,000,000 3,000,000
Capital Value Fund 265,000,000 2,650,000
Veedot Fund  300,000,000 3,000,000
Capital Growth Fund 710,000,000 7,100,000
New Opportunities II  375,000,000 3,750,000
Fundamental Equity Fund 460,000,000 4,600,000
Focused Growth Fund 100,000,000 1,000,000
Small Cap Growth Fund 155,000,000 1,550,000
Mid Cap Growth Fund 155,000,000 1,550,000
NT Growth Fund  100,000,000 1,000,000
NT Vista Fund  100,000,000 1,000,000

The par value of each share of stock in each Series is
One Cent ($0.01) per share.

SEVENTH:  Immediately prior to the Liquidation, the number of shares and aggregate par value of each allocated among the
Classes of shares is as follows:

      Aggregate
Series Name Class Name No. of Shares Par Value

Growth Fund Investor 800,000,000 $8,000,000
  Institutional 150,000,000 1,500,000
  Advisor  310,000,000 3,100,000
  R  50,000,000 500,000

Select Fund Investor 300,000,000 3,000,000
  Institutional 40,000,000 400,000
  A  75,000,000 750,000
  B  25,000,000 250,000
  C  25,000,000 250,000
  R  50,000,000 500,000

Ultra Fund Investor 3,500,000,000 35,000,000
  Institutional 200,000,000 2,000,000
  A  100,000,000 1,000,000
  R  50,000,000 500,000
  C  50,000,000 500,000
  B  50,000,000 500,000

Vista Fund Investor 800,000,000 8,000,000
  Institutional 80,000,000 800,000
  Advisor  310,000,000 3,100,000
  R  10,000,000 100,000

Heritage Fund Investor 400,000,000 4,000,000
  Institutional 40,000,000 400,000
  A  100,000,000 1,000,000
  C  35,000,000 350,000
  B  35,000,000 350,000
  R  30,000,000 300,000

Giftrust Fund Investor 200,000,000 2,000,000

Balanced Fund Investor 250,000,000 2,500,000
  Institutional 15,000,000 150,000

New Opportu-
nities Fund Investor 300,000,000 3,000,000

Capital Value Investor 200,000,000 2,000,000
  Institutional 15,000,000 150,000
  Advisor  50,000,000 500,000

Veedot Fund Investor 200,000,000 2,000,000
  Institutional 100,000,000 1,000,000

New Opportun-
ities II Fund Investor 165,000,000 1,650,000
  Institutional 50,000,000 500,000
  A  100,000,000 1,000,000
  B  20,000,000 200,000
  C  20,000,000 200,000
  R  20,000,000 200,000

Capital Growth  Investor 300,000,000 3,000,000
  Institutional 50,000,000 500,000
  R  60,000,000 600,000
  A  100,000,000 1,000,000
  B  100,000,000 1,000,000
  C  100,000,000 1,000,000

Fundamental
Equity Fund Investor 200,000,000 2,000,000
  Institutional 25,000,000 250,000
  R  10,000,000 100,000
  A  150,000,000 1,500,000
  B  25,000,000 250,000
  C  50,000,000 500,000

Focused
Growth Fund Investor 50,000,000 500,000
  Institutional 10,000,000 100,000
  A  10,000,000 100,000
  B  10,000,000 100,000
  C  10,000,000 100,000
  R  10,000,000 100,000

Small Cap
Growth Fund Investor 55,000,000 550,000
  Institutional 50,000,000 500,000
  A  20,000,000 200,000
  B  10,000,000 100,000
  C  10,000,000 100,000
  R  10,000,000 100,000

Mid Cap
Growth Fund Investor 55,000,000 550,000
  Institutional 50,000,000 500,000
  A  20,000,000 200,000
  B  10,000,000 100,000
  C  10,000,000 100,000
  R  10,000,000 100,000

NT Growth Fund Institutional 100,000,000 1,000,000

NT Vista Fund Institutional 100,000,000 1,000,000

EIGHTH:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of
the Articles of Incorporation of the Corporation,
the Board of Directors of the Corporation has allocated
Ten Billion Seven Hundred Ninety Million (10,790,000,000)
shares of the Eleven Billion One Hundred Million
(11,100,000,000) shares of authorized capital stock
of the Corporation among the eighteen (16)
Series of stock of the Corporation as follows:

Series   No. of Shares Aggregate Par Value
Growth Fund  1,310,000,000 $13,100,000
Select Fund  515,000,000 5,150,000
Ultra Fund  3,950,000,000 39,500,000
Vista Fund  1,200,000,000 12,000,000
Heritage Fund  640,000,000 6,400,000
Giftrust Fund  200,000,000 2,000,000
Balanced Fund  265,000,000 2,650,000
New Opportunities Fund 300,000,000 3,000,000
Capital Value Fund 265,000,000 2,650,000
Veedot Fund  300,000,000 3,000,000
Capital Growth Fund 710,000,000 7,100,000
New Opportunities II  375,000,000 3,750,000
Fundamental Equity Fund 460,000,000 4,600,000
Focused Growth Fund 100,000,000 1,000,000
NT Growth Fund  100,000,000 1,000,000
NT Vista Fund  100,000,000 1,000,000

NINTH: Pursuant to authority expressly vested in the
Board of Directors by Article FIFTH and Article
SEVENTH of the Articles of Incorporation, the
Board of Directors of the Corporation (a) has
duly established classes of shares (each
hereinafter referred to as a “Class”) for the Series
of the capital stock of the Corporation and (b) has
allocated the shares designated to the Series in Article
EIGHTH above among the Classes of shares.  As a result
of the action taken by the Board of Directors, the
Classes of shares of the sixteen (16) Series of stock
of the Corporation and the number of shares and
aggregate par value of each is as follows:

      Aggregate
Series Name Class Name No. of Shares Par Value

Growth Fund Investor 800,000,000 $8,000,000
  Institutional 150,000,000 1,500,000
  Advisor  310,000,000 3,100,000
  R  50,000,000 500,000

Select Fund Investor 300,000,000 3,000,000
  Institutional 40,000,000 400,000
  A  75,000,000 750,000
  B  25,000,000 250,000
  C  25,000,000 250,000
  R  50,000,000 500,000

Ultra Fund Investor 3,500,000,000 35,000,000
  Institutional 200,000,000 2,000,000
  A  100,000,000 1,000,000
  R  50,000,000 500,000
  C  50,000,000 500,000
  B  50,000,000 500,000

Vista Fund Investor 800,000,000 8,000,000
  Institutional 80,000,000 800,000
  Advisor  310,000,000 3,100,000
  R  10,000,000 100,000

Heritage Fund Investor 400,000,000 4,000,000
  Institutional 40,000,000 400,000
  A  100,000,000 1,000,000
  C  35,000,000 350,000
  B  35,000,000 350,000
  R  30,000,000 300,000

Giftrust Fund Investor 200,000,000 2,000,000

Balanced Fund Investor 250,000,000 2,500,000
  Institutional 15,000,000 150,000

New Opportu-
nities Fund Investor 300,000,000 3,000,000

Capital Value  Investor 200,000,000 2,000,000
  Institutional 15,000,000 150,000
  Advisor  50,000,000 500,000

Veedot Fund Investor 200,000,000 2,000,000
  Institutional 100,000,000 1,000,000

New Opportu-
nities II Fund Investor 165,000,000 1,650,000
  Institutional 50,000,000 500,000
  A  100,000,000 1,000,000
  B  20,000,000 200,000
  C  20,000,000 200,000
  R  20,000,000 200,000

Capital Growth  Investor 300,000,000 3,000,000
  Institutional 50,000,000 500,000
  R  60,000,000 600,000
  A  100,000,000 1,000,000
  B  100,000,000 1,000,000
  C  100,000,000 1,000,000

Fundamental
Equity Fund Investor 200,000,000 2,000,000
  Institutional 25,000,000 250,000
  R  10,000,000 100,000
  A  150,000,000 1,500,000
  B  25,000,000 250,000
  C  50,000,000 500,000

Focused Growth  Investor 50,000,000 500,000
  Institutional 10,000,000 100,000
  A  10,000,000 100,000
  B  10,000,000 100,000
  C  10,000,000 100,000
  R  10,000,000 100,000

NT Growth Fund Institutional 100,000,000 1,000,000

NT Vista Fund Institutional 100,000,000 1,000,000

TENTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue
any unissued shares of any Series or Class or any unissued
shares that have not been allocated to a Series or Class,
and to fix or alter all terms thereof, to the full extent
provided by the Articles of Incorporation of the Corporation.

ELEVENTH: A description of the series and classes of shares, including the preferences, conversion and other rights,
voting powers, restrictions, limitations as to dividends,
qualifications, and terms and conditions for redemption
is set forth in the Articles of Incorporation of the
Corporation and is not changed by these Articles Supplementary, except with respect to the creation and/or designation
of the various Series.

TWELFTH:  The Board of Directors of the Corporation duly
adopted resolutions dividing into Series and Classes the
authorized capital stock of the Corporation and
allocating shares to each as set forth in these
Articles Supplementary.

IN WITNESS WHEREOF, AMERICAN CENTURY MUTUAL FUNDS, INC.
has caused these Articles Supplementary to be signed
and acknowledged in its name and on its behalf by its
Senior Vice President and attested to by its Assistant
Secretary on this 9th day of March, 2009.

ATTEST:    AMERICAN CENTURY MUTUAL FUNDS, INC.

/s/Otis H. Cowan  /s/Charles A. Etherington
Name:   Otis H. Cowan  Name:   Charles A. Etherington
Title:  Assistant Secretary Title:  Senior Vice President

THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY MUTUAL FUNDS, INC.,
who executed on behalf of said Corporation the foregoing Articles
Supplementary to the Charter, of which this certificate is
made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Articles Supplementary to the
Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

March 9, 2009  /s/Charles A. Etherington
   Charles A. Etherington, Senior Vice President